SECURITIES AND EXCHANGE COMMISSION

					Washington, DC 20549


						FORM 8-K

					   CURRENT REPORT


			PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
					EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): July 11, 2001


				FLORIDA ROCK INDUSTRIES, INC.
		(Exact name of registrant as specified in its charter)


						Florida
			(State or other jurisdiction of incorporation)

		1-07159                              59-0573002
		(Commission File Number)          	I.R.S. Employer
								Identification Number)

			155 East 21st Street, Jacksonville, Florida
			  (Address of principal executive offices)

Registrant's telephone number, including area code (904) 355-
1781

Item 5.  Other Events

    On July 12, 2001, Florida Rock Industries, Inc. (the "Registrant") announced that it had agreed to purchase the aggregates assets of U. S. Aggregates located in the Southeastern United States for $105,000,000 cash, plus certain external debt and equipment operating leases to be assumed of approximately $45,000,000. The acquisition is made under an asset purchase agreement by and between SRM Aggregates, Inc., Bradley Stone & Sand, Inc., BHY Ready Mix, Inc., Dekalb Stone, Inc., Mulberry Rock Corporation, Bama Crushed Corporation and U.
S. Aggregates, Inc. and the Registrant (the "Acquisition
Agreement").

	The transaction, which is subject to usual conditions of closing including compliance with the Hart-Scott-Rodino Act and approval by the shareholders of U.S. Aggregates, Inc., is expected to close prior to September 30, 2001.

	Concurrently with the Acquisition Agreement, the Registrant also entered into a Voting Agreement with Golder, Thoma, Cressey, Rauner Fund IV L.P., which owns 7,824,997 or 5.25% of the shares of U.S. Aggregates, Inc., in which the fund agreed to vote all shares beneficially owned by it in favor of the transaction with the Registrant. Golder, Thoma, Cressey, Rauner Fund IV L.P. also agreed not to transfer any of its shares, enter into any agreements with respect to the transfer or voting of its shares or take any other action that would restrict, limit or interfere with the performance of its obligations under the Voting
Agreement or the transactions contemplated by the Acquisition
Agreement.

     A copy of the Acquisition Agreement is attached hereto as
Exhibit 2.1 and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     Reference is made to the press release filed as Exhibit
99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits:

     2.1  	Asset Purchase Agreement dated as of July 11,
2001 by and between SRM Aggregates, Inc., Bradley Stone & Sand, Inc., BHY Ready Mix, Inc., Dekalb Stone, Inc., Mulberry Rock Corporation, Bama Crushed Corporation and U. S. Aggregates, Inc. as sellers and Florida Rock Industries, Inc. as Buyer

     99.1 	Press Release dated July 12, 2001.

					SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 18, 2001 			FLORIDA ROCK INDUSTRIES, INC.

                                   /s/ John D. Baker, II
                                   ----------------------
                                   John D. Baker, II
						President and
						Chief Executive Officer

				    EXHIBIT INDEX

EXHIBIT NO.				DESCRIPTION

2.1			Asset Purchase Agreement dated as of July 11,
			2001 by and between SRM Aggregates, Inc., Bradley Stone & Sand, Inc., BHY Ready Mix, Inc., Dekalp Stone, Inc., Mulberry Rock Corporation, Bama Crushed Corporation and U. S. Aggregates, Inc. as Sellers and Florida Rock Industries, Inc. as Buyer

99.1 			Press Release dated July 12, 2001.